Exhibit 99.1

ESQUIRE FINANCIAL HOLDINGS, INC.
 REPORTS SECOND QUARTER 2018 RESULTS
Growth in Loans and Core Deposits, Fee Income and Record Net Income

Jericho, NY – July 25, 2018 – Esquire Financial Holdings, Inc. (NASDAQ: ESQ) (the "Company"), the holding company for Esquire Bank, National Association ("Esquire Bank"), today announced its operating results for the three and six months ended June 30, 2018. Significant achievements during the quarter include:

•	Net income increased 116% to $2.2 million, or $0.29 per diluted common share, compared to $1.0 million, or $0.20 per diluted common share, for the comparable period in 2017.
•	Returns on average assets and common equity were 1.51% and 10.47%, respectively compared to 0.95% and 7.64% for the second quarter of 2017.
•	Supported by a strong net interest margin of 4.63%, net interest income for the second quarter increased $2.0 million or 44%, to $6.6 million compared to 2017.
•	Total assets increased $131.4 million or 29% to $587.2 million when compared to June 30, 2017.
•	Loans increased $42.7 million or 25% annualized to $391.7 million from $349.0 million at December 31, 2017, primarily driven by our commercial and commercial real estate loan categories.
•	Continued solid asset quality metrics and reserve coverage with no non-performing assets and an allowance for loan losses to total loans of 1.22% at June 30, 2018.
•	Non-interest income increased 46% to $2.0 million compared to 2017 and represented 23% of total revenue.
•
Deposits totaled $497.1 million, a $120.8 million or 32% increase from the second quarter of 2017 with a cost of funds of 0.17% (including demand deposits). Off-balance sheet funds totaled $251.2 million at June 30, 2018.

•	Esquire Bank remains well above the bank regulatory "Well Capitalized" standards.

"Since our IPO in June of 2017, the Company continues to deliver on its high performance goals," stated Dennis Shields, Executive Chairman. "These goals include a strong net interest margin coupled with industry leading growth, a diverse mix of revenue and a national distribution network anchored by technology."

"Our loan and merchant fee income platforms continue to drive revenue growth on a linked quarter basis," stated Andrew C. Sagliocca, President and Chief Executive Officer. "Coupled with our branchless distribution network, our revenue growth should continue to drive down our efficiency ratio below industry averages and increase our returns."

Net Earnings and Returns

Net income for the quarter ended June 30, 2018 was $2.2 million or $0.29 per diluted common share, compared to $1.0 million or $0.20 per diluted common share for 2017. Returns on average assets and common equity for the current quarter were 1.51% and 10.47% compared to 0.95% and 7.64% in 2017, respectively. Net income for the six months ended June 30, 2018 was $4.2 million or $0.54 per diluted common share, compared to $1.8 million or $0.36 per diluted common share for 2017. Returns on average assets and common equity for the six months ended June 30, 2018 were 1.50% and 10.00% compared to 0.87% and 7.02% in 2017, respectively.

Net interest income for the second quarter of 2018 increased $2.0 million, or 43.7%, to $6.6 million, primarily due to growth in average interest earning assets totaling $147.5 million, or 34.5%, to $574.9 million when compared to 2017. Our net interest margin increased to 4.63% for the second quarter of 2018 compared to 4.34% in 2017. Average loans in the quarter increased $80.4 million or 27.7%, to $371.0 million and average securities increased $50.5 million, or 48.7%, to $154.2 million when compared to the second quarter of 2017. For the six months ended June 30, 2018, net interest income increased $3.8 million, or 42.9%, to $12.7 million, primarily due to growth in average interest earning assets totaling $132.6 million, or 31.6%, to $552.1 million when compared to the six months ended 2017. The Company's net interest margin increased to 4.65% for the six months ended 2018 compared to 4.29% in 2017. Average loans for the six months ended 2018 increased $78.7 million, or 27.7%, to $363.1 million and average securities increased $43.9 million, or 43.2%, to $145.5 million when compared to the six months ended 2017. Increases in loans and securities for the quarter and six months ended June 30, 2018 represent organic growth funded with low cost core deposits.

The provision for loan losses was $300 thousand for the second quarter of 2018, unchanged from the comparable period in 2017 and $75 thousand higher for the six months ended June 30, 2018. The higher provision for the six months ended June 30, 2018 is reflective of loan growth experienced in the Company's higher yielding commercial and consumer loan categories. As of June 30, 2018, Esquire had no delinquent loans and no non-performing assets. Additionally, the Company had no charge-offs for the six months ended June 30, 2018.

Non-interest income increased $621 thousand, or 45.7%, to $2.0 million for the second quarter of 2018, and increased $1.5 million, or 58.2%, to $4.1 million for the six months ended 2018, primarily due to the increases in merchant processing income and customer related fees and service charges. The increases in merchant processing income were a result of growth in our monthly processing volumes attributable to growth in the number of Independent Sales Organizations ("ISOs") as well as growth in the number of merchants we service.  The growth in customer related fees and service charges primarily consisted of off-balance sheet administrative service payments, which was positively impacted by higher volumes and increases in short-term rates.

Non-interest expense increased $1.1 million to $5.3 million in the second quarter of 2018 and increased $2.4 million to $10.6 million for the six months ended June 30, 2018. These increases were primarily driven by increases in employee compensation and benefits costs, professional and consulting services and other operating expenses. The increase in compensation and benefits costs was due to the Company's hiring efforts, including several senior managers, to support our future growth and technology efforts as well as salary and incentive increases. The increase in professional and consulting services as well as other expenses was due primarily to additional costs related to being a public company and costs related to certain strategic projects. The Company's efficiency ratio decreased to 61.4% and 62.9% for the three and six months ended June 30, 2018.

The effective tax rate on a year to date basis and for the second quarter of 2018 was 26.8%.

Balance Sheet

At June 30, 2018, total assets were $587.2 million, reflecting a $131.4 million, or 28.8% increase from June 30, 2017. This increase is primarily attributable to increases in loans totaling $84.3 million, or 27.4%, to $391.7 million and increases in securities totaling $50.5 million, or 51.9%, to $147.8 million at June 30, 2018. This growth was primarily funded with low cost core deposits. The allowance for loan losses was $4.8 million, or 1.22% of total loans, as compared to $3.8 million, or 1.24% of total loans, at June 30, 2017.

Total deposits were $497.1 million at June 30, 2018, a $120.8 million, or 32.1% increase from June 30, 2017. This was primarily due to a $92.9 million, or 42.8% increase in Savings, NOW and Money Market deposits to $310.0 million and a $39.1 million, or 29.7% increase in non-interest bearing demand deposits to $170.7 million. The Company continued to prudently manage its balance sheet through its mass tort deposit sweep programs, maintaining off-balance sheet funds totaling $251.2 million at June 30, 2018. These funds are a current source of administrative service income.

Stockholders' equity increased $9.5 million to $86.5 million at June 30, 2018 compared to June 30, 2017, primarily due to net income and the sale of 354,580 additional shares of common stock at the public offering price of $14.00 per share pursuant to the underwriter's overallotment option in connection with our initial public offering. Esquire Bank remains well above bank regulatory "Well Capitalized" standards.

With excess capital as a foundation, the Company anticipates continued earnings growth in 2018 driven by its robust lending pipelines, as well as its merchant services and other fee income opportunities.

About Esquire Financial Holdings, Inc.

Esquire Financial Holdings, Inc. is a bank holding company headquartered in Jericho, New York, with one branch office in Garden City, New York and an administrative office in Palm Beach Gardens, Florida. Its wholly-owned subsidiary, Esquire Bank, National Association, is a full service commercial bank dedicated to serving the financial needs of the legal industry and small businesses nationally, as well as commercial and retail customers in the New York metropolitan area. The bank offers tailored products and solutions to the legal community and their clients as well as dynamic and flexible merchant services solutions to small business owners. For more information, visit www.esquirebank.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes "forward-looking statements" relating to future results of the Company. Forward-looking statements are subject to many risks and uncertainties, including, but not limited to: changes in business plans as circumstances warrant; changes in general economic, business and political conditions, including changes in the financial markets; and other risks detailed in the "Cautionary Note Regarding Forward-Looking Statements," "Risk Factors" and other sections of the Company's 10-K as filed with the Securities and Exchange Commission. The forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "might," "should," "could," "predict," "potential," "believe," "expect," "attribute," "continue," "will," "anticipate," "seek," "estimate," "intend," "plan," "projection," "goal," "target," "outlook," "aim," "would," "annualized" and "outlook," or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as may be required by law.

Contact Information:

Eric Bader
Executive Vice President and Chief Financial Officer
Esquire Financial Holdings, Inc.
(516) 535-2002
eric.bader@esqbank.com

ESQUIRE FINANCIAL HOLDINGS, INC.
Condensed Consolidated Statement of Condition (unaudited)
(all dollars in thousands except per share data)

	June 30,	December 31,	June 30,
	2018	2017	2017
ASSETS
Cash and cash equivalents	$27,504	$43,077	$39,860
Securities available for sale, at fair value	147,768	128,758	97,302
Securities, restricted at cost	2,343	2,183	1,849
Loans	391,673	348,978	307,418
Less: allowance for loan losses	(4,789)	(4,264)	(3,823)
Loans, net of allowance	386,884	344,714	303,595
Premises and equipment, net	2,493	2,546	2,720
Other assets	20,195	12,279	10,475
Total Assets	$587,187	$533,557	$455,801

LIABILITIES AND STOCKHOLDERS' EQUITY
Demand deposits	$170,712	$190,847	$131,642
Savings, NOW and money market deposits	309,954	230,715	217,081
Certificates of deposit	16,449	26,932	27,640
Total deposits	497,115	448,494	376,363
Other liabilities	3,576	1,680	2,464
Total liabilities	500,691	450,174	378,827
Total stockholders' equity	86,496	83,383	76,974
Total Liabilities and Stockholders' Equity	$587,187	$533,557	$455,801

Selected Financial Data
Common shares outstanding	7,445,723	7,326,536	6,870,285
Book value per common share	$11.62	$11.38	$11.10
Equity to assets	14.73%	15.63%	16.89%

Capital Ratios (1)
Tier 1 leverage ratio	12.87%	12.82%	11.94%
Common equity tier 1 capital ratio	17.53%	17.32%	15.63%
Tier 1 capital ratio	17.53%	17.32%	15.63%
Total capital ratio	18.67%	18.47%	16.79%

Asset Quality Ratios
Allowance for loan losses to total loans	1.22%	1.22%	1.24%
Non-performing loans to total loans	0.00%	0.00%	0.00%
Non-performing assets to total assets	0.00%	0.00%	0.00%

(1) Regulatory capital ratios presented on bank-only basis

ESQUIRE FINANCIAL HOLDINGS, INC.
Condensed Consolidated Income Statement (unaudited)
(all dollars in thousands except per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2018	2017	2018	2017
Interest income	$6,864	$4,756	$13,133	$9,188
Interest expense	223	136	397	273
Net interest income	6,641	4,620	12,736	8,915
Provision for loan losses	300	300	525	450
Net interest income after provision for loan losses	6,341	4,320	12,211	8,465

Non-interest income:
Merchant processing income	1,211	831	2,232	1,670
Other non-interest income	769	528	1,823	894
Total non-interest income	1,980	1,359	4,055	2,564

Non-interest expense:
Employee compensation and benefits	3,008	2,369	6,069	4,714
Other expenses	2,281	1,800	4,492	3,479
Total non-interest expense	5,289	4,169	10,561	8,193
Income before income taxes	3,032	1,510	5,705	2,836
Income taxes	811	483	1,526	994
Net income	$2,221	$1,027	$4,179	$1,842

Earnings per Common Share
Basic	$0.30	$0.20	$0.57	$0.36
Diluted	$0.29	$0.20	$0.54	$0.36

Selected Financial Data
Return on average assets	1.51%	0.95%	1.50%	0.87%
Return on average common equity	10.47%	7.64%	10.00%	7.02%
Net interest margin	4.63%	4.34%	4.65%	4.29%
Efficiency ratio	61.35%	69.72%	62.89%	71.38%

ESQUIRE FINANCIAL HOLDINGS, INC.
Condensed Consolidated Average Balance Sheets and Average Yields/Cost (unaudited)
(all dollars in thousands)

	For the Three Months Ended June 30,
	2018			2017
	Average		Average	Average		Average
EARNING ASSETS	Balance	Interest	Yields/Cost	Balance	Interest	Yields/Cost
Loans	$370,981	$5,657	6.12%	$290,576	$4,062	5.61%
Securities, includes restricted stock	154,224	1,006	2.62%	103,702	628	2.43%
Interest earning cash	49,686	201	1.62%	33,156	66	0.80%
Total interest earning assets	574,891	6,864	4.79%	427,434	4,756	4.46%

NON-INTEREST EARNING ASSETS
Cash and due from banks	642			572
Other assets	12,892			7,942

TOTAL AVERAGE ASSETS	$588,425			$435,948

INTEREST-BEARING LIABILITIES
Savings, NOW, Money Markets	$272,929	$167	0.25%	$218,466	$106	0.19%
Time deposits	33,780	51	0.61%	25,565	25	0.39%
Total deposits	306,709	218	0.29%	244,031	131	0.22%
Secured borrowings	276	5	7.27%	285	5	7.04%
Total interest-bearing liabilities	306,985	223	0.29%	244,316	136	0.22%

NON-INTEREST BEARING LIABILITIES
Demand deposits	193,555			135,401
Other liabilities	2,848			1,571
Total non-interest bearing liabilities	196,403			136,972
Stockholders' equity	85,037			54,660

TOTAL AVG. LIABILITIES AND EQUITY	$588,425			$435,948
Net interest spread		$6,641	4.50%		$4,620	4.24%

Net interest margin			4.63%			4.34%

ESQUIRE FINANCIAL HOLDINGS, INC.
Condensed Consolidated Average Balance Sheets and Average Yields/Cost (unaudited)
(all dollars in thousands)

	For the Six Months Ended June 30,
	2018			2017
	Average		Average	Average		Average
EARNING ASSETS	Balance	Interest	Yields/Cost	Balance	Interest	Yields/Cost
Loans	$363,085	$10,946	6.08%	$284,417	$7,889	5.59%
Securities, includes restricted stock	145,450	1,870	2.59%	101,567	1,178	2.34%
Interest earning cash	43,539	317	1.47%	33,520	121	0.73%
Total interest earning assets	552,074	13,133	4.80%	419,504	9,188	4.42%

NON-INTEREST EARNING ASSETS
Cash and due from banks	622			548
Other assets	9,284			7,609

TOTAL AVERAGE ASSETS	$561,980			$427,661

INTEREST-BEARING LIABILITIES
Savings, NOW, Money Markets	$258,499	$289	0.23%	$220,351	$215	0.20%
Time deposits	31,991	98	0.62%	21,184	47	0.45%
Total deposits	290,490	387	0.27%	241,535	262	0.22%
Secured borrowings	278	10	7.25%	314	11	7.06%
Total interest-bearing liabilities	290,768	397	0.28%	241,849	273	0.23%

NON-INTEREST BEARING LIABILITIES
Demand deposits	184,645			130,693
Other liabilities	2,308			1,495
Total non-interest bearing liabilities	186,953			132,188
Stockholders' equity	84,259			53,624

TOTAL AVG. LIABILITIES AND EQUITY	$561,980			$427,661
Net interest spread		$12,736	4.52%		$8,915	4.19%

Net interest margin			4.65%			4.29%